SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        August 25, 1998 (August 14, 1998)
                Date of Report (Date of earliest event reported)



                               DT INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



        0-23400                                        44-0537828
(Commission File Number)                 (I.R.S. Employer Identification Number)



                         1949 East Sunshine, Suite 2-300
                              Springfield, MO 65804
                    (Address of principal executive offices)
                                   (Zip code)


                                 (417) 890-0102
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

On August 14, 1998, DT Industries (the "Company") purchased substantially all of the assets and assumed certain liabilities of Scheu & Kniss, Inc., for a cash purchase of $9.6 million and a promissory note of $625,000. Scheu & Kniss, headquartered in Louisville, Kentucky, is a leading manufacturer of quality tablet press replacement parts and rebuild services serving primarily the pharmaceutical, nutritional, battery and confectionery industries. Annualized sales approximate $7.5 million.

Statements contained in the attached press release that are not historical facts are forward-looking statements that are subject to the safe harbor provisions of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. References to "plans" and "opportunities" in the attached press release indicate such forward-looking statements. Actual results could differ materially from those anticipated in any forward-looking statements as a result of various factors, including economic downturns in industries served, delays or cancellations of customer orders, delays in shipping dates of products and delays in achieving anticipated cost savings.



ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Press release of the Company dated August 21, 1998.
















                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     DT INDUSTRIES, INC.

Date: August 25, 1998                by:  /s/  Bruce P. Erdel
                                          --------------------------------------
                                          Bruce P. Erdel
                                          Senior Vice President - Finance
                                             and Secretary

                                  EXHIBIT INDEX

                                                                Page no. in
                                                                Sequential
Exhibit No.                 Description                         Numbering System
-----------                 --------------                      ----------------
    99                      Press Release of the
                            Company dated
                            August 21, 1998.